UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Equitable Resources, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

225 North Shore Drive Pittsburgh, PA 15212-5861

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

Johanna G. O’Loughlin and Jean F. Marks are each hereby appointed as proxies of the undersigned to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, April 11, 2007, at 10:30 a.m. local time, in the SpringHill Suites North Shore, 223 Federal Street, Pittsburgh, Pennsylvania, and at any adjournment of such meeting.  Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR the ratification of Ernst & Young, LLP as independent registered public accountants, FOR the proposed amendments to the Articles of Incorporation and AGAINST the shareholder proposal and will vote in their discretion on such other matters that may properly come before the meeting.

A vote FOR the election of nominees listed on the reverse side includes discretionary authority to cumulate votes selectively among the nominees as to whom authority to vote has not been withheld and to vote for a substitute nominee if any nominee becomes unavailable for election for any reason.

This Proxy is solicited on behalf of the Board of Directors of the Company and may be revoked prior to its exercise.  The Board of Directors recommends votes FOR the election of all nominees for director, FOR ratification of Ernst & Young, LLP as independent registered public accountants, FOR the proposed amendments to the Articles of Incorporation and AGAINST the shareholder proposal.

Please sign and date on the reverse side and return the proxy card promptly using the enclosed envelope.

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EQUITABLE RESOURCES, INC.

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, APRIL 11, 2007

10:30 A.M.

SPRINGHILL SUITES NORTH SHORE

223 Federal Street

Pittsburgh, PA

YOUR VOTE IS IMPORTANT!

You can vote by Internet, telephone or mail.

See the instructions on the other side of this proxy card.

The Board of Directors recommends a vote FOR Item 1, FOR Item 2, FOR Item 3 and AGAINST Item 4

1)	Election of Directors – Term expiring 2010		2)	Ratify Appointment of Ernst & Young LLP as	3)	Approve amendments to the Articles of
	FOR	WITHHELD		independent registered public accountants		Incorporation
	☐	☐
				FOR AGAINST ABSTAIN		FOR AGAINST ABSTAIN
Nominees: Vicky A. Bailey, Murry S. Gerber, George L. Miles, Jr. and James W. Whalen				☐ ☐ ☐		☐ ☐ ☐

(INSTRUCTIONS: To withhold authority to vote for a particular nominee, write that nominee’s name in the space provided here.)			4)	Shareholder proposal regarding pay for superior performance
FOR AGAINST ABSTAIN
☐ ☐ ☐

By checking the box below, I consent to view Annual Reports on Form 10-K and Proxy Statements electronically via the Internet.  I understand that the Company may no longer distribute printed materials to me for any future shareowner meetings until my consent is revoked.  I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, 480 Washington Boulevard, Jersey City, NJ 07310 and that costs normally associated with electronic delivery such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.  ☐

This proxy when properly executed will be voted in the manner directed herein.  If no direction is made, this Proxy will be voted FOR the election of the nominees in Item 1 above, FOR the ratification of the independent registered public accountants in Item 2 above, FOR the proposed amendments to the Articles of Incorporation in Item 3 above, and AGAINST the adoption of the shareholder proposal in Item 4 above.  The proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any adjournments thereof.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

Signature			Signature		Date	, 2007

Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

	Mark here if you plan to attend the meeting. Please send Admittance Card.			☐

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/eqt		TELEPHONE 1-866-540-5760		MAIL
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted with instructions to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be given instructions on how to cast your vote.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

To view the 2006 Form 10-K, Annual Report and Proxy Materials online, go to:  http://www.eqt.com

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more.  Simply log on to Investor ServiceDirect at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.